UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2007

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-16459	76-0669886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

Kinder Morgan G.P., Inc., the sole record holder of voting shares of Kinder Morgan Management, LLC (the “Company”), has approved and executed an amendment to the Second Amended and Restated Limited Liability Company Agreement of the Company. The amendment is effective May 30, 2007 and adds provisions requiring the Company to maintain a separate identity from Knight Inc. (formerly Kinder Morgan, Inc.) and its affiliates (excluding Kinder Morgan G.P., Inc., the Company, Kinder Morgan Energy Partners, L.P. and any of their respective controlled affiliates), requiring the Company to have a majority of independent directors and prohibiting the Company from taking certain actions, such as instituting bankruptcy proceedings, without the approval of each independent director of the Company.  The foregoing summary is qualified in its entirety by the amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Second Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, together with Amendment No. 1 thereto

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	KINDER MORGAN MANAGEMENT, LLC

Dated: May 30, 2007		By:	/s/ Joseph Listengart
Joseph Listengart
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, together with Amendment No. 1 thereto